As filed with the U.S. Securities and Exchange Commission on May 10, 2019.

Registration Statement No. 333-230952

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	5065	30-1135279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Summit Wireless Technologies, Inc.
6840 Via Del Oro Ste. 280

San Jose, CA 95119

(408) 627-4716

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Moyer

Chief Executive Officer

Summit Wireless Technologies, Inc.
6840 Via Del Oro, Ste. 280

San Jose, CA 95119

(408) 627-4716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Michael DeDonato, Esq. ZAG/Sullivan &Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060	Brett Moyer Chief Executive Officer Summit Wireless Technologies, Inc. 6840 Via Del Oro, Ste. 280 San Jose, CA 95119 (408) 627-4716	Peter DiChiara Carmel, Milazzo & DiChiara 261 Madison Avenue New York, NY 10016 (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock(3)	$7,000,000	$848.40
Underwriters’ Warrant to purchase Common Stock(4)	—	—
Common Stock underlying Underwriters’ Warrant(3)(5)	$262,500	$31.82
Total	$7,262,500	$880.22

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(4)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriters’ warrants represent up to 3% of the aggregate number of shares of common stock sold in this offering and are exercisable at a per share exercise price equal to 125% of the public offering price of the shares of common stock. The proposed maximum aggregate offering price of the underwriters’ warrants is $262,500, which is equal to 125% of $210,000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Summit Wireless Technologies, Inc. has prepared this Amendment No. 1 (this “Amendment No. 1”) to its registration statement on Form S-1, as most recently filed with the U.S. Securities and Exchange Commission on April 19, 2019 (the “Registration Statement”), solely for the purpose of filing Exhibits 1.1, 4.2, 5.1, 23.2 and 24.1, and making corresponding updates to Part II, Item 16 and the Exhibit Index of the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms Part I of the Registration Statement and, accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee. Except as otherwise noted, all the expenses below will be paid by us.

SEC registration fee		$880.22
FINRA filing fee	$
NASDAQ initial listing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and engraving expenses	$
Transfer agent and registrar fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The proposed form of underwriting agreement filed as Exhibit 1.1 to this registration statement will provide for indemnification of our directors and officers by the underwriter party thereto against certain liabilities. See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

In May 2016, Mr. Berg provided a $300,000 unsecured advance to the Company (the “May 2016 Advance”). The May 2016 Advance was ultimately cancelled and used to purchase preferred units of the Company under the Series B-2 offering described below.

Between February 2016 and June 2016, we issued three separate 10% Secured Promissory Notes with a total principal face value of $135,704 to Mr. Moyer. As there was no placement agent or other expenses, the Company received net proceeds of $135,704. In addition, the Company issued warrants to purchase 15,079 shares of common stock at an exercise price of $5.40 per share.

Between February 2016 and October 2016, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% Original Issue Discount (“OID”) Senior Secured Convertible Promissory Notes, as amended (“Series C Convertible Notes”), in the aggregate principal amount of $2,880,000 and warrants to purchase 188,236 shares of common stock, for total net proceeds to us of $2,671,200, after deducting placement agent fees and other expenses.

Between April 2016 and July 2016, we completed a “best efforts” private offering (“Series B-2”) with a group of accredited investors for the sale of 358,772 shares of preferred stock, for total gross proceeds to us of $1,614,471 and net proceeds of $1,501,058, after deducting placement agent fees and other expenses. In addition, 86,000 shares of preferred stock were issued in consideration for non-cash contributions resulting from the conversion of Mr. Berg’s $300,000 promissory note and the conversion of reimbursable employee expenses of $87,000.

Between November 2016 and July 2017, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% OID Senior Secured Convertible Promissory Notes, as amended (“Series D Convertible Notes”), in the aggregate principal amount of $4,716,992 and warrants to purchase 1,022,921 shares of common stock, for total net proceeds to us of $4,330,577, after deducting placement agent fees and other expenses. In addition, in connection with such offering, $3,362,588 of other of our promissory notes (including $2,855,000 of Series C Convertible Notes) and related accrued interest were converted to Series D Convertible Notes.

Between May 2017 and October 2017, we completed a “best efforts” private offering with MARCorp Signal, LLC, an accredited investor, for the sale of 15% OID Senior Secured Convertible Promissory Notes, as amended (“Series E Convertible Note”), in the aggregate principal amount of $5,000,000 and warrants to purchase 1,307,190 shares of common stock, for total net proceeds to us of $4,725,000, after deducting placement agent fees and other expenses. On July 25, 2018, in connection with a settlement agreement between the Company and MARCorp Signal, LLC, the Company issued to such holder a five-year warrant to purchase 487,864 shares of the Company’s common stock in partial consideration for the settlement of certain disputes with respect to the terms of transaction documents entered into between such parties in connection with the issuance of the Series E Convertible Notes.

Between November 2017 and May 25, 2018, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% Senior Secured Convertible Promissory Notes, as amended (“Series F Convertible Notes”), in the aggregate principal amount of $10,570,000 and warrants to purchase 1,174,447 shares of common stock, for total net proceeds to us of $9,624,700, after deducting placement agent fees and other expenses.

Between April 20, 2018 and June 28, 2018, we completed a “best efforts” private offering with a group of accredited investors for the sale of 15% OID Senior Secured Promissory Notes, as amended (“Series G Notes”), in the aggregate principal amount of $2,250,000, for total net proceeds to us of $2,002,000, after deducting placement agent fees and other expenses. The aggregate principal amount of such notes included $50,000 of expense reimbursements payable by the Company to Mr. Moyer that was converted to a Series G Note. On June 28, 2018, we and the holders of the Series G Notes agreed to extend the maturity date from June 30, 2018 to July 15, 2018 in consideration for increasing the original issue discount from 15% to 20% and the issuance of warrants to purchase an additional 208,350 shares of common stock. On July 20, 2018, the holders of the Series G Notes agreed to further extend the maturity date from July 15, 2018 to July 25, 2018, as well as to provide the holders the right to convert into shares of common stock and providing for mandatory conversion upon the Company’s IPO. In consideration for extending the maturity date and agreeing to convert the Series G Notes upon an IPO, the holders were granted warrants to purchase an additional 625,000 shares of common stock.

On July 25, 2018, in connection with the Company’s IPO, an aggregate of $28,997,000 of principal under all of the Company’s outstanding convertible notes, and all accrued interest, were automatically converted into a total of 9,527,144 shares of common stock, at a conversion price of $4.00 for the Series C Convertible Notes, $3.75 for the Series D Convertible Notes, $3.00 for the Series F Convertible Notes, $2.00 for the Series G Notes, and at an average conversion price $3.90 for all other outstanding convertible notes.

On July 25, 2018, in connection with the Company’s IPO, holders of 2,762,594 shares of the Company’s preferred stock were automatically converted into a total of 2,762,594 shares of common stock at a ratio of 1-to-1.

On July 26, 2018, the Company issued 40,000 shares of restricted common stock to a consultant pursuant to a consulting agreement in consideration for providing business advisory services to the Company for a period of two months.

On August 7, 2018, the Company issued a three-year warrant to purchase 50,000 shares of common stock at a per share price of $3.00 to a consultant pursuant to a consulting agreement in consideration for providing business advisory services to the Company for a period of three months.

On August 27, 2018, the Company issued 9,160 shares of restricted common stock to a consultant pursuant to a website development agreement in partial consideration for providing website development services to the Company in early 2018.

On September 25, 2018, the Company issued 20,000 shares of restricted common stock to a consultant pursuant to a media advertising agreement in partial consideration for providing certain media agent services to the Company for a period of 180 days.

On September 25, 2018, the Company issued 25,000 shares of restricted common stock to a consultant pursuant to a consulting agreement in consideration for providing certain consulting services to the Company for a period of one year.

On October 30, 2018, the Company issued a five-year warrant to purchase 40,000 shares of common stock at a per share price of $4.95 to a consultant pursuant to a consulting agreement in consideration for providing investor and media agent services to the Company for a period of one year.

Pursuant to an agreement with Michael Howse, dated April 6, 2018, as amended effective as of December 27, 2018 (the “Howse Agreement”), in consideration for him serving as our interim chief strategy officer and as a member of our board of directors, the Company issued Mr. Howse (i) a warrant to purchase 110,000 shares of common stock, exercisable at a per share price of $2.00, which is currently fully vested and (ii) a warrant to purchase 165,000 shares of common stock, exercisable at a per share price of $2.00, which shall vest, so long as Mr. Howse continues to serve as interim chief strategy officer and/or as a member of our board of directors, (x) as to 110,000 shares of common stock upon the achievement of a significant milestone and (y) as to 65,000 shares of common stock upon the achievement of an additional significant milestone. The foregoing exercise prices are subject to adjustment as provided in each warrant, including without limitation, certain anti-dilution rights. Pursuant to the Howse Agreement, such warrants shall fully vest on the earlier of (1) immediately prior to a Fundamental Transaction, as defined in such agreement, (2) Mr. Howse’s removal from our board of directors for any reason other than his resignation, his intentional illegal conduct or gross misconduct, or his conviction for any felony, theft, embezzlement or violent crime.

In connection with the Howse Agreement, the Company also granted Mr. Howse up to 400,000 deferred shares under the LTIP (the “Deferred Shares”) pursuant to a Deferred Shares Agreement, entered into as January 4, 2019. Pursuant to such agreement, if a Fundamental Transaction (as defined in the Howse Agreement) has not occurred within 180 days of the earlier of the date on which Mr. Howse no longer serves (i) as the Company’s interim chief strategy officer or (ii) on the Company’s board of directors, all of the Deferred Shares shall be forfeited and Mr. Howse will have no further rights to such shares. Pursuant to such agreement, the Deferred Shares shall vest immediately prior to a Fundamental Transaction, and the number of Deferred Shares that shall vest is based on the Consideration (as defined in the Howse Agreement) paid for the Company in such transaction, which number of Deferred Shares that shall vest to double in the event that the Company does not incur General Expenses (as defined in the Howse Agreement).

Pursuant to a Securities Purchase Agreement, dated April 18, 2019 (the “Purchase Agreement”), the Company is offering in up to twelve tranches (each, a “Tranche”), (i) up to 1,250,000 shares of Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), with a stated value of $4.00 (the “Stated Value”), for an aggregate purchase price of up to $5,000,000, and (ii) in each Tranche, warrants (the “Warrants”) to purchase up to an aggregate of such number of shares of common stock determined by dividing the Stated Value of the Preferred Stock for such Tranche by the closing price of such common stock quoted on the Trading Market (as defined in the certificate of designations of the preferences, rights and limitations of the Preferred Stock (the “Certificate”)) on the Trading Day (as defined in the Certificate) prior to the closing of such Tranche, multiplied by fifty percent (50%). In connection with the initial Tranche, the Company issued to a significant stockholder of the Company, 250,000 shares of Series A Preferred Stock and a warrant to purchase 255,102 shares of our common stock in consideration for $1,000,000. The purpose of the transactions contemplated by the Purchase Agreement and the related transaction documents discussed below is to serve as a bridge financing for the Company and to provide it with funds for working capital and other general corporate purposes.

Pursuant to the Certificate, the shares of Preferred Stock are convertible by the holders at any time, in whole or in part, by multiplying such shares by the ratio of the stated value by the conversion price of such shares, which is initially fixed at a price of $4.00 per share (the “Fixed Conversion Price”). In the event that the closing price of our common stock on a Trading Day as quoted on the Trading Market is less than the Fixed Conversion Price (subject to adjustment for reverse and forward stock splits and the like), the Fixed Conversion Price shall be reduced to equal 95% of the average of the lowest VWAP (as defined in the Certificate) out of the prior 10 consecutive Trading Days prior to the date on which the holder of Preferred Stock delivers a notice of conversion to the Company to

The Preferred Stock is subject to customary adjustments for any share dividend, share split, share combination, reclassification or similar transaction. Dividends are payable in cash or in kind to the holders of Preferred Stock at a rate of 8% per annum, payable upon conversion of the Preferred Stock. In addition, upon a Triggering Event (as defined in the Certificate), which includes any default by the Company in the payment of amounts owed to a holder on the Preferred Stock and other customary events of default under the Certificate, each holder of Preferred Stock has the right to require the Company to redeem each share of Preferred Stock held by such Holder for a redemption price equal to 120% of the Stated Value and all accrued but unpaid dividends on such shares in addition to the payment of all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

The Warrants issued by the Company pursuant to the Purchase Agreement will represent 50% warrant coverage of the shares of Preferred Stock issued pursuant to each Tranche. The Warrants are immediately exercisable, have a five-year life and have an exercise price equal to the closing price of our common stock on the Trading Day prior to a Closing (as defined in the Purchase Agreement), plus $0.02. The Warrants are subject to 4.99/9.99% blockers and subject to adjustment for stock dividends and splits.

Pursuant to the Purchase Agreement, (A) holders of the Preferred Stock have the right to require the Company to register the Preferred Stock and the shares of our common stock underlying the Preferred Stock and Warrants within 180 days of the Closing Date (as defined in the Purchase Agreement) on which purchasers have committed to purchase an aggregate of amount of Preferred Stock with an aggregate Stated Value equal to or exceeding $250,000; and (B) so long as (i) purchasers hold shares of Preferred Stock with an aggregate Stated Value equal to or exceeding $62,500, holders of Preferred Stock have a right of first refusal with respect to a Subsequent Financing (as defined in the Purchase Agreement) effected by the Company, and (ii) purchasers hold shares of Preferred Stock with an aggregate Stated Value equal to or exceeding $125,000 and a Subsequent Financing occurs, such holders have a right to tender such shares for the securities offered pursuant to such Subsequent Financing. Pursuant to the Certificate, the Purchase Agreement, and the Warrants, unless the Company obtains stockholder approval pursuant to the rules and regulations of NASDAQ. the Company cannot issue shares of common stock upon conversion of the Preferred Stock or exercise of the Warrant, as applicable, in the event that such issuance exceeds 19.99% of the issued and outstanding shares of common stock as of April 18, 2019.

The sale and the issuance of the foregoing notes, warrants and shares of common stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). We made this determination based on the representations of each investor which included, in pertinent part, that each such investor was either (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each investor that (i) such investor acquired the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor had knowledge and experience in financial and business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) such investor had no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon these exemptions.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.

2.1	Certificate of Conversion of Summit Semiconductor, Inc. (2)

2.2	Plan of Conversion of Summit Semiconductor, Inc. (2)

3.1(i)	Certificate of Incorporation of Summit Semiconductor, Inc. (1)

3.1(ii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (3)

3.1(iii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (4)

3.1(iv)	Form of Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8% Senior Convertible Preferred Stock. (7)

3.2(i)	Bylaws of Summit Semiconductor, Inc. (1)

4.1	Form of Common Stock Certificate. (6)

4.2*	Form of Underwriters’ Warrant to be issued upon completion of this offering.

4.3	Form of Common Stock Purchase Warrant issued to holders of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

4.4	Form of Amended and Restated Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.5	Form of Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.6	Form of Common Stock Purchase Warrant issued to holders of Series F Senior Secured 15% Convertible Notes. (1)

4.7	Form of Common Stock Purchase Warrant issued to holders of Series G 15% Original Issue Discount Senior Secured Promissory Notes in June 2018. (1)

4.8	Form of Common Stock Purchase Warrant issued to holders of Series G 20% Original Issue Discount Senior Secured Promissory Notes in July 2018. (2)

4.9	Amended and Restated Common Stock Purchase Warrant to purchase 110,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.10	Amended and Restated Common Stock Purchase Warrant to purchase 165,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.11	Form of Common Stock Purchase Warrant issued to holder of Series A 8% Senior Convertible Preferred Stock. (7)

5.1*	Opinion of ZAG/Sullivan & Worcester LLP.

10.1	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.2	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.3	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.4	Form of Indemnity Agreement by and between Summit Semiconductor, Inc., and each of its directors and executive officers. (1)

10.5	Employment Agreement between FOCUS Enhancements, Inc. and Brett Moyer, dated August 6, 2002. (1)

10.6	First Amendment to Employment Agreement by and between Summit Semiconductor, LLC and Brett Moyer, effective May 2, 2011. (1)

10.7	Executive Employment Agreement between FOCUS Enhancements, Inc. and Gary Williams, dated May 28, 2004. (1)

10.8	First Amendment to Executive Employment Agreement by and between Summit Semiconductor, LLC and Gary Williams, effective May 2, 2011. (1)

10.9	Offer Letter from Summit Semiconductor, Inc. to Michael Howse, dated April 6, 2018. (1)

10.10	Amendment to Agreement, effective as of December 27, 2018, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.11	Deferred Shares Agreement, entered into as of January 4, 2019, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.12	Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated June 11, 2015, as amended. (1)

10.13	First Amendment to Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated July 31, 2018. (6)

10.14	Form of Securities Purchase Agreement between Summit Semiconductor, LLC and the purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

10.15	Form of Amendment to Series D Transaction Documents. (1)

10.16	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series E Senior Secured Original Issue Discount Convertible Notes. (1)

10.17	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 18, 2016. (1)

10.18	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 30, 2016. (1)

10.19	Management Rights Letter, dated May 17, 2017, between Summit Semiconductor, LLC and MARCorp Signal, LLC. (1)

10.20	Settlement Agreement, dated July 25, 2018, between Summit Semiconductor, Inc. and MARCorp Signal, LLC. (5)

10.21	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series F Senior Secured 15% Convertible Notes. (1)

10.22	Form of Amendment to Series F Transaction Documents. (2)

10.23	Form of Series G Subscription Agreement by and among Summit Semiconductor, Inc. and the purchasers of Series G 15% Original Issue Discount Senior Secured Promissory Notes. (1)

10.24	Form of Amendment to Series G Transaction Documents. (1)

10.25	Form of Securities Purchase Agreement, dated April 18, 2019, by and among Summit Wireless Technologies, Inc. and certain purchasers of Series A 8% Senior Convertible Preferred Stock. (7)

21.1	List of Subsidiaries. (1)

23.1	Consent of BPM LLP. (7)

23.2*	Consent of ZAG/Sullivan & Worcester LLP. (included in Exhibit 5.1).

24.1*	Power of Attorney (see page II-12 to this registration statement).

*	Filed herewith

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 2, 2018.

(2)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 23, 2018.

(3)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 25, 2018.

(4)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 14, 2018.

(5)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 15, 2018.

(6)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 29, 2019.

(7)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-230952) with the SEC on April 19, 2019.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)	(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 10th day of May, 2019.

SUMMIT WIRELESS TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Brett Moyer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Brett Moyer and Gary Williams, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Moyer	President and Chief Executive Officer and Chairman of the Board (principal executive officer)	May 10, 2019
Brett Moyer

/s/ Gary Williams	Chief Financial Officer (principal financial and accounting officer)	May 10, 2019
Gary Williams

/s/ Michael Fazio	Director	May 10, 2019
Michael Fazio

/s/ Jonathan Gazdak	Director	May 10, 2019
Jonathan Gazdak

/s/ Dr. Jeffrey M. Gilbert	Director	May 10, 2019
Dr. Jeffrey M. Gilbert

/s/ Helge Kristensen	Director	May 10, 2019
Helge Kristensen

/s/ Sam Runco	Director	May 10, 2019
Sam Runco

/s/ Brian Herr	Director	May 10, 2019
Brian Herr

/s/ Michael Howse	Director	May 10, 2019
Michael Howse

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.

2.1	Certificate of Conversion of Summit Semiconductor, Inc. (2)

2.2	Plan of Conversion of Summit Semiconductor, Inc. (2)

3.1(i)	Certificate of Incorporation of Summit Semiconductor, Inc. (1)

3.1(ii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (3)

3.1(iii)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (4)

3.1(iv)	Form of Certificate of Designations of the Preferences, Rights and Limitations of the Series A 8% Senior Convertible Preferred Stock. (7)

3.2(i)	Bylaws of Summit Semiconductor, Inc. (1)

4.1	Form of Common Stock Certificate. (6)

4.2*	Form of Underwriters’ Warrant to be issued upon completion of this offering.

4.3	Form of Common Stock Purchase Warrant issued to holders of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

4.4	Form of Amended and Restated Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.5	Form of Common Stock Purchase Warrant issued to holder of Series E Senior Secured Original Issue Discount Convertible Notes. (6)

4.6	Form of Common Stock Purchase Warrant issued to holders of Series F Senior Secured 15% Convertible Notes. (1)

4.7	Form of Common Stock Purchase Warrant issued to holders of Series G 15% Original Issue Discount Senior Secured Promissory Notes in June 2018. (1)

4.8	Form of Common Stock Purchase Warrant issued to holders of Series G 20% Original Issue Discount Senior Secured Promissory Notes in July 2018. (2)

4.9	Amended and Restated Common Stock Purchase Warrant to purchase 110,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.10	Amended and Restated Common Stock Purchase Warrant to purchase 165,000 shares of Common Stock issued to Michael Howse on December 27, 2018. (6)

4.11	Form of Common Stock Purchase Warrant issued to holder of Series A 8% Senior Convertible Preferred Stock. (7)

5.1*	Opinion of ZAG/Sullivan & Worcester LLP.

10.1	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.2	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.3	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan. (1)

10.4	Form of Indemnity Agreement by and between Summit Semiconductor, Inc., and each of its directors and executive officers. (1)

10.5	Employment Agreement between FOCUS Enhancements, Inc. and Brett Moyer, dated August 6, 2002. (1)

10.6	First Amendment to Employment Agreement by and between Summit Semiconductor, LLC and Brett Moyer, effective May 2, 2011. (1)

10.7	Executive Employment Agreement between FOCUS Enhancements, Inc. and Gary Williams, dated May 28, 2004. (1)

10.8	First Amendment to Executive Employment Agreement by and between Summit Semiconductor, LLC and Gary Williams, effective May 2, 2011. (1)

10.9	Offer Letter from Summit Semiconductor, Inc. to Michael Howse, dated April 6, 2018. (1)

10.10	Amendment to Agreement, effective as of December 27, 2018, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.11	Deferred Shares Agreement, entered into as of January 4, 2019, between Summit Wireless Technologies, Inc. and Michael Howse. (6)

10.12	Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated June 11, 2015, as amended. (1)

10.13	First Amendment to Lease Agreement by and between Amberglen, LLC and Summit Semiconductor, Inc., dated July 31, 2018. (6)

10.14	Form of Securities Purchase Agreement between Summit Semiconductor, LLC and the purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes. (1)

10.15	Form of Amendment to Series D Transaction Documents. (1)

10.16	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series E Senior Secured Original Issue Discount Convertible Notes. (1)

10.17	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 18, 2016. (1)

10.18	Form of Consent, Amendment and Termination Agreement by and among Summit Semiconductor, LLC and certain purchasers of Series D 15% Original Issue Discount Senior Secured Convertible Promissory Notes on November 30, 2016. (1)

10.19	Management Rights Letter, dated May 17, 2017, between Summit Semiconductor, LLC and MARCorp Signal, LLC. (1)

10.20	Settlement Agreement, dated July 25, 2018, between Summit Semiconductor, Inc. and MARCorp Signal, LLC. (5)

10.21	Form of Securities Purchase Agreement by and among Summit Semiconductor, LLC and the purchasers of Series F Senior Secured 15% Convertible Notes. (1)

10.22	Form of Amendment to Series F Transaction Documents. (2)

10.23	Form of Series G Subscription Agreement by and among Summit Semiconductor, Inc. and the purchasers of Series G 15% Original Issue Discount Senior Secured Promissory Notes. (1)

10.24	Form of Amendment to Series G Transaction Documents. (1)

10.25	Form of Securities Purchase Agreement, dated April 18, 2019, by and among Summit Wireless Technologies, Inc. and certain purchasers of Series A 8% Senior Convertible Preferred Stock. (7)

21.1	List of Subsidiaries. (1)

23.1	Consent of BPM LLP. (7)

23.2*	Consent of ZAG/Sullivan & Worcester LLP. (included in Exhibit 5.1).

24.1*	Power of Attorney (see page II-12 to this registration statement).

*	Filed herewith

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 2, 2018.

(2)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 23, 2018.

(3)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) with the SEC on July 25, 2018.

(4)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 14, 2018.

(5)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q with the SEC on November 15, 2018.

(6)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on March 29, 2019.
(7)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-230952) with the SEC on April 19, 2019.